GATEWAY WESTERN RAILWAY UNION
                                   401(K) PLAN

                 (AMENDED AND RESTATED EFFECTIVE APRIL 1, 2002)


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                          GATEWAY WESTERN RAILWAY UNION
                                   401(K) PLAN
                 (AMENDED AND RESTATED EFFECTIVE APRIL 1, 2002)

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
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ALPHABETICAL LIST OF DEFINITIONS...............................................v

ARTICLE I.  DEFINITIONS........................................................1
    1.01   "Plan"..............................................................1
    1.02   "Employer"..........................................................1
    1.03   "Trustee"...........................................................1
    1.04   "Plan Administrator"................................................1
    1.05   "Advisory Committee"................................................1
    1.06   "Employee"..........................................................2
    1.07   "Highly Compensated Employee".......................................3
    1.08   "Participant".......................................................3
    1.09   "Beneficiary".......................................................3
    1.10   "Compensation"......................................................3
    1.11   "Account"...........................................................5
    1.12   "Accrued Benefit"...................................................5
    1.13   "Nonforfeitable"....................................................5
    1.14   "Plan Year".........................................................5
    1.15   "Effective Date"....................................................5
    1.16   "Plan Entry Date"...................................................5
    1.17   "Accounting Date"...................................................5
    1.18   "Trust".............................................................5
    1.19   "Trust Fund"........................................................5
    1.20   "Nontransferable Annuity"...........................................5
    1.21   "ERISA".............................................................5
    1.22   "Code"..............................................................5
    1.23   "Service"...........................................................5
    1.24   "Hour of Service"...................................................6
    1.25   "Disability"........................................................7
    1.26   SERVICE FOR PREDECESSOR EMPLOYER....................................7
    1.27   RELATED EMPLOYERS...................................................7
    1.28   LEASED EMPLOYEES....................................................7
    1.29   PLAN MAINTAINED BY MORE THAN ONE EMPLOYER...........................8

ARTICLE II.  EMPLOYEE PARTICIPANTS.............................................8
    2.01   ELIGIBILITY.........................................................8
    2.02   YEAR OF SERVICE - PARTICIPATION.....................................9
    2.03   BREAK IN SERVICE - PARTICIPATION....................................9
    2.04   PARTICIPATION UPON REEMPLOYMENT....................................11

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ARTICLE III.  EMPLOYER CONTRIBUTIONS AND FORFEITURES...........................9
    3.01   AMOUNT..............................................................9
    3.02   DETERMINATION OF CONTRIBUTION......................................10
    3.03   TIME OF PAYMENT OF CONTRIBUTION....................................10
    3.04   CONTRIBUTION ALLOCATION............................................11
    3.05   FORFEITURE ALLOCATION..............................................12
    3.06   ACCRUAL OF BENEFIT.................................................12
    3.07   LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS...............12
    3.08   DEFINITIONS - ARTICLE III..........................................13

ARTICLE IV.  PARTICIPANT CONTRIBUTIONS........................................15
    4.01   PARTICIPANT VOLUNTARY CONTRIBUTIONS................................15
    4.02   PARTICIPANT VOLUNTARY CONTRIBUTIONS - SPECIAL
           DISCRIMINATION TEST (Reserved).....................................15
    4.03   PARTICIPANT ROLLOVER CONTRIBUTIONS.................................15

ARTICLE V.  TERMINATION OF SERVICE - PARTICIPANT VESTING......................16
    5.01   NORMAL RETIREMENT AGE..............................................16
    5.02   PARTICIPANT DISABILITY OR DEATH....................................16
    5.03   VESTING SCHEDULE...................................................16
    5.04   CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/
              RESTORATION OF FORFEITED ACCRUED BENEFIT........................16
    5.05   SEGREGATED ACCOUNT FOR REPAID AMOUNT...............................16
    5.06   YEAR OF SERVICE - VESTING..........................................16
    5.07   BREAK IN SERVICE - VESTING.........................................16
    5.08   INCLUDED YEARS OF SERVICE - VESTING................................16
    5.09   FORFEITURE OCCURS..................................................16

ARTICLE VI.  TIME AND METHOD OF PAYMENT OF BENEFITS...........................16
    6.01   TIME OF PAYMENT OF ACCRUED BENEFIT.................................16
    6.02   METHOD OF PAYMENT OF ACCRUED BENEFIT...............................19
    6.03   BENEFIT PAYMENT ELECTIONS..........................................21
    6.04   ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES........24
    6.05   WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY.............24
    6.06   WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY...................24
    6.07   DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS......................24

ARTICLE VII.  EMPLOYER ADMINISTRATIVE PROVISIONS..............................25
    7.01   INFORMATION TO COMMITTEE...........................................25
    7.02   NO LIABILITY.......................................................25
    7.03   INDEMNITY OF COMMITTEE.............................................25
    7.04   EMPLOYER DIRECTION OF INVESTMENT...................................26
    7.05   AMENDMENT TO VESTING SCHEDULE......................................26

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ARTICLE VIII.  PARTICIPANT ADMINISTRATIVE PROVISIONS..........................32
    8.01   BENEFICIARY DESIGNATION............................................26
    8.02   NO BENEFICIARY DESIGNATION.........................................27
    8.03   PERSONAL DATA TO COMMITTEE.........................................27
    8.04   ADDRESS FOR NOTIFICATION...........................................27
    8.05   ASSIGNMENT OR ALIENATION...........................................27
    8.06   NOTICE OF CHANGE IN TERMS..........................................28
    8.07   LITIGATION AGAINST THE TRUST.......................................28
    8.08   INFORMATION AVAILABLE..............................................28
    8.09   APPEAL PROCEDURE FOR DENIAL OF BENEFITS............................28
    8.10   PARTICIPANT DIRECTION OF INVESTMENT................................29
    8.11   PARTICIPANT VOTING RIGHTS - EMPLOYER STOCK.........................29

ARTICLE IX.ADVISORY COMMITTEE - DUTIES WITH RESPECT TO
     PARTICIPANT'S ACCOUNTS...................................................30
    9.01   MEMBERS' COMPENSATION, EXPENSES....................................30
    9.02   TERM...............................................................31
    9.03   POWERS.............................................................31
    9.04   GENERAL............................................................31
    9.05   FUNDING POLICY.....................................................32
    9.06   MANNER OF ACTION...................................................32
    9.07   AUTHORIZED REPRESENTATIVE..........................................32
    9.08   INTERESTED MEMBER .................................................32
    9.09   INDIVIDUAL ACCOUNTS................................................32
    9.10   VALUE OF PARTICIPANT'S ACCRUED BENEFIT.............................33
    9.11   ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS.............33
    9.12   INDIVIDUAL STATEMENT...............................................33
    9.13   ACCOUNT CHARGED....................................................34
    9.14   UNCLAIMED ACCOUNT PROCEDURE........................................34
    9.15   INVESTMENT MANAGER.................................................35
    9.16   BLACK-OUT PERIOD...................................................35
    9.17   ELECTRONIC ELECTIONS...............................................35

ARTICLE X. [RESERVED].........................................................35

ARTICLE XI. EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION.........................35
    11.01  EXCLUSIVE BENEFIT..................................................35
    11.02  AMENDMENT BY EMPLOYER..............................................36
    11.03  DISCONTINUANCE.....................................................36
    11.04  FULL VESTING ON TERMINATION........................................37
    11.05  MERGER/DIRECT TRANSFER.............................................37
    11.06  TERMINATION........................................................38

ARTICLE XII. PROVISIONS RELATING TO THE CODE SECTION 401(k) ARRANGEMENT.......38
    12.01  CODE SECTION 401(k) ARRANGEMENT....................................38
    12.02  DEFINITIONS........................................................39
    12.03  ANNUAL ELECTIVE DEFERRAL LIMITATION................................41

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    12.04  ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST............................42
    12.05  CATCH-UP CONTRIBUTIONS.............................................42

ARTICLE XIII. MISCELLANEOUS...................................................46
    13.01  EVIDENCE...........................................................46
    13.02  NO RESPONSIBILITY FOR EMPLOYER ACTION..............................46
    13.03  FIDUCIARIES NOT INSURERS...........................................47
    13.04  WAIVER OF NOTICE...................................................47
    13.05  SUCCESSORS.........................................................47
    13.06  WORD USAGE.........................................................47
    13.07  STATE LAW..........................................................47
    13.08  EMPLOYMENT NOT GUARANTEED..........................................47

ARTICLE XIV. PROVISIONS RELATING TO INSURANCE AND INSURANCE
     COMPANY [Reserved].......................................................47

EXHIBIT A......................................................................



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                       ALPHABETICAL LISTING OF DEFINITIONS


                                                               Section Reference
Plan Definition                                                  (Page Number)

Account .................................................................1.11(5)
Accounting Date .........................................................1.17(5)
Accrued Benefit .........................................................1.12(5)
Advisory Committee ......................................................1.05(1)
Annual Addition .....................................................3.08(a)(13)
Annuity Starting Date ..................................................6.01(17)
Beneficiary .............................................................1.09(3)
Break in Service for Eligibility Purposes ...............................2.03(9)
Break in Service for Vesting Purposes ..................................5.07(16)
Cash-Out Distribution ..................................................5.04(16)
Catch-up Contributions Subaccount.......................................3.04(11)
Code ....................................................................1.22(5)
Code Section 411 (d)(6) Protected Benefits ............................11.02(36)
Compensation ............................................................1.10(3)
Compensation for Code Section 415 Purposes ..........................3.08(b)(14)
Deferral Contributions.................................................12.01(39)
Deferral Contributions Account ........................................3.04 (11)
Defined Contribution Plan ...........................................3.08(g)(15)
Defined Benefit Plan ................................................3.08(h)(15)
Disability ..............................................................1.25(7)
Effective Date ..........................................................1.15(5)
Elective Transfer .....................................................11.05(37)
Employee ................................................................1.06(2)
Employer ................................................................1.02(1)
Employer for Code Section 415 Purposes ..............................3.08(d)(14)
Employment Commencement Date ............................................2.01(8)
ERISA ...................................................................1.21(5)
Excess Amount .......................................................3.08(e)(14)
Hardship ...............................................6.01(A)(17); 6.03(B)(22)
Highly Compensated Employee .............................................1.07(2)
Hour of Service .........................................................1.24(6)
Investment Manager ..................................................9.04(i)(31)
KCSR.....................................................................1.02(1)
Leased Employees.........................................................1.28(7)
Limitation Year .....................................................3.08(f)(14)
Loan Policy ............................................................9.04(32)
Maximum Permissible Amount ..........................................3.08(c)(14)


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                                                               Section Reference
Plan Definition                                                   (Page Number)

Minimum Distribution Incidental Benefit (MDIB) . ....................6.02(A)(20)
Nonforfeitable ..........................................................1.13(5)
Nontransferable Annuity .................................................1.20(5)
Normal Retirement Age ..................................................5.01(16)
Participant Voluntary Contributions ....................................4.01(15)
Participant Forfeiture .................................................3.05(12)
Participant .............................................................1.08(3)
Participating Employer...................................................1.02(1)
Plan ....................................................................1.01(1)
Plan Entry Date .........................................................1.16(5)
Plan Administrator ......................................................1.04(1)
Plan Year ...............................................................1.14(5)
Predecessor Employer ....................................................1.26(7)
Qualified Domestic Relations Order .....................................6.07(24)
Related Employers .......................................................1.27(7)
Required Beginning Date .............................................6.01(B)(17)
Rollover Contributions .................................................4.03(15)
Separation from Service .................................................1.23(5)
Service .................................................................1.23(5)
Sponsor..................................................................1.02(1)
Trust Fund ..............................................................1.19(5)
Trust ...................................................................1.18(5)
Trustee .................................................................1.03(1)
Year of Service for Eligibility Purposes ................................2.02(9)
Year of Service for Vesting Purposes ...................................5.06(16)

                              * * * * * * * * * * *

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                          GATEWAY WESTERN RAILWAY UNION
                                   401(K) PLAN
                 (AMENDED AND RESTATED EFFECTIVE APRIL 1, 2002)


     The Gateway Western Railway established the Gateway Western Railway Union 401(k) Plan (the "Plan"), effective as of July 1, 1997. The Plan was originally adopted as a prototype plan. Effective October 1, 2001, Gateway Western Railway was merged into Kansas City Southern Railway Company ("KCSR") and KCSR became the Sponsor of the Plan. KCSR is a wholly-owned subsidiary of Kansas City Southern ("KCS"), known as Kansas City Southern Industries, Inc. prior to May 2, 2002.

     The Plan, as amended and restated herein, contains amendments that are effective as of January 1, 2002, to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment and restatement is intended as good faith compliance with the requirements of EGTRRA and plan provisions should be construed in accordance with EGTRRA and guidance issued thereunder.

     Effective as of April 1, 2002, KCSR appointed a new Trustee and entered into a service agreement with a new recordkeeper. In order to facilitate the change to the new recordkeeper and Trustee, the Advisory Committee imposed a black-out period, as defined in Section 9.16, effective as of March 31, 2002 and continuing until the Advisory Committee, in its sole discretion, deems it no longer necessary to impose such a black-out period.

     Except as otherwise provided, the provisions of this Plan, as hereby amended and restated, shall be effective as of April 1, 2002 (the "Effective Date"). The provisions of this amended and restated Plan shall apply to an Employee who is employed by an Employer on or after the Effective Date. If a Participant terminated employment from his last Employer prior to the Effective Date, the benefits to which he is entitled shall be determined under the terms of the Plan as in effect on the date of the Employee's termination of employment, unless otherwise indicated.


                                    ARTICLE I
                                   DEFINITIONS

     1.01 "Plan" means the retirement plan established and continued by the Employer as set forth herein, designated as the "Gateway Western Railway Union 401(k) Plan."

     1.02 "Employer" means The Kansas City Southern Railway Company ("KCSR" or the "Sponsor") or any other employer (a "Participating Employer") who with the written consent of KCSR adopts this Plan.

     1.03 "Trustee" means Nationwide Trust Company, FSB, or any successor in office who in writing accepts the position of Trustee.

     1.04 "Plan Administrator" is The Kansas City Southern Railway Company unless KCSR designates another person to hold the position of Plan Administrator. In addition to its other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Plan.

     1.05 "Advisory Committee" means the Sponsor's Advisory Committee as from time to time constituted.

     1.06 "Employee" means any employee of an Employer who is covered by a collective bargaining agreement between Kansas City Southern Railway Company and one of the labor unions listed in Exhibit A attached hereto and made a part hereof which provides for the coverage of such employee by this Plan, excluding any Leased Employee, and excluding any individual who performs services for an Employer and (i) is working in a classification described as an independent contractor (even if such person is subsequently determined to be a common-law employee of the Employer), (ii) is paid, directly or indirectly, through an Employer's accounts payable system, or (iii) performs such services pursuant to a contract or agreement which provides that the person is an independent contractor or consultant (even if such person is subsequently determined to be a common-law employee of the Employer).

     1.07 "Highly Compensated Employee" means any individual who (i) is an Employee described in subsection (a) or (b) below, or (ii) is a former Employee described below:

          (a) An Employee who at any time during the current Plan Year or the preceding Plan Year is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of
     Section 318 of the Code) ("5% Owner") of the Employer;

          (b) An Employee who (i) received Compensation during the preceding Plan Year in excess of $80,000 (in 1996, as adjusted in accordance with regulations and rulings under Section 414(q) of the Code), and (ii) if the Advisory Committee elects by amendment of the Plan to apply this clause
     (ii) to determine the Highly Compensated Employees for a Plan Year, for this Plan and, except as otherwise permitted, consistently for all plans of the Employer whose plan years begin in the same calendar year as such preceding Plan Year, is in the group consisting of the top twenty percent (20%) of the total number of persons employed by the Employer when ranked on the basis of Compensation paid during the preceding Plan Year, provided that, for purposes of determining the total number of persons employed by the Employer, the following Employees shall be excluded:

               (1) Employees who have not completed an aggregate of six (6) months of service during the preceding Plan Year,

               (2) Employees who work less than seventeen and one-half (17 1/2) hours per week for 50% or more of the total weeks worked by such employees during the preceding Plan Year,

               (3) Employees who normally work during not more than six (6) months during any year,

               (4) Employees who have not attained age 21 by the end of the preceding Plan Year,

               (5) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income during the preceding Plan Year from sources within the United States (within the meaning of Section 861(a)(3) of the Code), and

               (6) Except to the extent provided in regulations prescribed by the Secretary of the Treasury, Employees who are members of a collective bargaining unit represented by a collective bargaining agent with which an Employer has or has had a bargaining agreement.

     For purposes of this Section 1.07, "Compensation" means Compensation as defined in Section 1.10 and Compensation must include Elective Contributions.

     The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group and the relevant Compensation, consistent with Code
Section 414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. Except as otherwise permitted, a calendar year election must apply to all plans and arrangements of the Employer.

     The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday.

     1.08 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

     1.09 "Beneficiary" is a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Advisory Committee's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

     1.10 "Compensation" means the Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, overtime pay, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). Compensation includes Elective Contributions made by the Employer on the Employee's behalf. "Elective Contributions" are amounts excludible from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), and contributed by the Employer, at the Employee's election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan or tax-sheltered annuity. A Compensation payment includes Compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code Sections 3121(s) and 3306(p). The term "Compensation" does not include:

          (a) Employer contributions (other than "elective contributions") to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

          (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

          (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than "elective contributions".

          (e) Employee expense reimbursements, director's fees and payments made by the Employer for group insurance, hospitalization and like benefits and contributions made by the Employer under any other employee benefit plan it maintains.

     Any reference in this Plan to Compensation is a reference to the definition in this Section 1.10, unless the Plan reference specifies a modification to this definition. The Advisory Committee will take into account only Compensation actually paid for the relevant period.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, effective January 1, 2002, the annual Compensation of each Employee taken into account under the Plan shall not exceed the EGTRRA annual compensation limit. The EGTRRA annual compensation limit is $200,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the EGTRRA annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     Effective January 1, 2002, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the EGTRRA annual compensation limit set forth in this provision.

     NONDISCRIMINATION. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this Section 1.10 except any exclusions from Compensation other than the exclusions described in paragraphs (a), (b), (c) and
(d), unless the Employer elects to use an alternate nondiscriminatory definition, in accordance with the requirements of Code Section 414(s) and the regulations issued under that Code section. The Employer may elect to include all Elective Contributions made by the Employer on behalf of the Employees. The Employer's election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, irrespective of whether this Section 1.10 includes Elective Contributions in the general Compensation definition applicable to the Plan.

     1.11 "Account" means the separate account(s) which the Advisory Committee or the Trustee maintains for a Participant under the Plan.

     1.12 "Accrued Benefit" means the amount standing in a Participant's Account(s) as of any date derived from both Employer contributions and Employee contributions, if any.

     1.13 "Nonforfeitable" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Accrued Benefit.

     1.14 "Plan Year" means the fiscal year of the Plan, a 12 consecutive month period ending every December 31.

     1.15  "Effective  Date" of this amended and restated Plan is April 1, 2002.
1.16 "Plan Entry Date" means every January 1, April 1, July 1 and October 1.

     1.17 "Accounting Date" is the last day of the Plan Year. Unless otherwise specified in the Plan, the Advisory Committee will make all Plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

     1.18 "Trust" means the Trust established pursuant to the Directed Trust Agreement between KCSR and Nationwide Trust Company, FSB and/or any other trust that may be established under this Plan.

     1.19 "Trust Fund" means all property of every kind held or acquired by the Trustee under the Plan, other than incidental benefit insurance contracts.

     1.20 "Nontransferable Annuity" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Trustee distributes an annuity contract, the contract must be a Nontransferable Annuity.

     1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.22 "Code" means the Internal Revenue Code of 1986, as amended.

     1.23 "Service" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code. "Separation from Service" means a severance from employment with the Employer maintaining this Plan and all Related Employers.

     1.24 "Hour of Service" means:

          (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Advisory Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

          (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Advisory Committee credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

          (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Advisory Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Advisory Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg.Section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph (c).

     The Advisory Committee will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this Section
1.24 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Advisory Committee is measuring an Employee's Hours of Service.

     The Employer will credit every Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

     Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Advisory Committee must credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Advisory Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Advisory Committee credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Advisory Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Advisory Committee will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Advisory Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Advisory Committee credits these Hours of Service to the immediately following computation period.

     1.25  "Disability"  means that the  Participant  has been  determined to be
disabled  by  the  Railroad   Retirement   Board  or  by  the  Social   Security
Administration.

     1.26 SERVICE FOR PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as service with the Employer.

     1.27 RELATED EMPLOYERS. A related group is a controlled group of corporations (as defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)) or an affiliated service group (as defined in Code Section 414(m) or in Code Section 414(o)). If the Employer is a member of a related group, the term "Employer" includes, for the time period during which the relation exists, the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, applying the limitations on allocations in Part 2 of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision.

     1.28 LEASED EMPLOYEES. The Plan does not treat a Leased Employee as an Employee of the Employer. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 144(a)(3)) on a substantially full time basis for at least one year and who performs services under the primary direction or control of the Employer. A Leased Employee who performs services for the Employer pursuant to a contract or agreement which provides that the person is a Leased Employee will not become eligible to participate in this Plan merely by reason of a determination that the person is a common-law employee of the Employer, unless and until the Employer changes the employment classification of such person.

     1.29 PLAN MAINTAINED BY MORE THAN ONE EMPLOYER. If more than one Employer maintains this Plan, then for purposes of determining Service and Hours of Service, the Advisory Committee will treat all Employers maintaining this Plan as a single employer.

     PLAN ALLOCATIONS. The Advisory Committee and the Trustee will account separately for each Employer's contributions under the Plan. In this respect, the Advisory Committee will allocate each Employer's contributions to the Trustee for a Plan Year, in accordance with Article III, to the Accounts of those Participants actually employed by that Employer during the Plan Year. The Advisory Committee will attribute Participant forfeitures to the Employer or Employers that actually employed the forfeited Participant in the year of the forfeiture. For this purpose, Compensation will mean Compensation paid during the Plan Year by an Employer to those Participants actually employed by that Employer during that Plan Year.


                                  ARTICLE II.
                              EMPLOYEE PARTICIPANTS

     2.01 ELIGIBILITY. Each Employee (other than an Excluded Employee) becomes a Participant in the Plan on the Plan Entry Date (if employed on that date) coincident with or immediately following the later of his Employment Commencement Date or the date he attains age 18. Each Employee who was a Participant in the Plan on the day before the Effective Date and who continues as an Employee on the Effective Date continues as a Participant in the Plan on the Effective Date. The term "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for an Employer. An Employee is an Excluded Employee if he is not a member of a collective bargaining unit listed in Exhibit A.

     If a Participant has not incurred a Separation from Service but becomes an Excluded Employee, then during the period such a Participant is an Excluded Employee, the Advisory Committee will limit that Participant's sharing in the allocation of Employer contributions and Participant forfeitures, if any, under the Plan by disregarding his Compensation paid by the Employer for services rendered in his capacity as an Excluded Employee. However, during such period of exclusion, the Participant, without regard to employment classification, continues to receive credit for vesting under Article V for each included Year of Service and the Participant's Account continues to share fully in Trust Fund allocations under Section 9.11.

     If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as an Excluded Employee for purposes of vesting credit under Article V.

     A Leased Employee who performs services for the Employer pursuant to a contract or agreement which provides that the person is a Leased Employee will not become eligible to participate in this Plan merely by reason of a determination that the person is a common-law employee of the Employer, unless and until the Employer changes the employment classification of such person. If a Leased Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of
Section 2.01 and would have been a Participant had he not been a Leased Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as a Leased Employee for purposes of vesting credit under Article V.

     2.02 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee's participation in the Plan under Section 2.01, the Plan does not apply any minimum Hour of Service requirement. The Plan does not require an Employee who terminates employment to establish a new Employment Commencement Date if re-employed by the Employer.

     2.03 BREAK IN SERVICE - PARTICIPATION. For purposes of participation in the Plan, the Plan does not apply any Break in Service rule.

     2.04 PARTICIPATION UPON REEMPLOYMENT. A Participant whose employment terminates reenters the Plan as a Participant on the date of his reemployment. An Employee who satisfies the Plan's eligibility conditions but who terminates employment prior to becoming a Participant becomes a Participant in the Plan on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01.


                                  ARTICLE III.
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

PART 1. AMOUNT OF EMPLOYER CONTRIBUTIONS AND PLAN ALLOCATIONS: SECTIONS 3.01 THROUGH 3.06.

     3.01 AMOUNT. For each Plan Year, the Employer shall contribute to the Trust the following amounts:

          (a) DEFERRAL CONTRIBUTIONS. The amount by which the Participants have elected to have their Compensation for the Plan Year reduced and contributed to the Trust as deferral contributions pursuant to their salary reduction agreements on file with the Advisory Committee.

          (b) CATCH-UP CONTRIBUTIONS. The amount of deferral contributions determined to be catch-up contributions in accordance with Section 3.04.

          (c) EMPLOYER MATCHING CONTRIBUTIONS. An amount equal to 50% of each Participant's eligible contributions, or such lesser percentage, if any, as declared for the Plan Year by the first day of such Plan Year by a Board of Directors' resolution. The Employer will determine the amount of its matching contributions by disregarding Participants not entitled to an allocation of matching contributions. The Employer, in its sole discretion, may designate all or any portion of its matching contribution as a qualified matching contribution at the time it makes the contribution.

          (d) QUALIFIED NONELECTIVE CONTRIBUTIONS. The amount the Employer, in its sole discretion, designates as qualified nonelective contributions.

     RESTRICTIONS ON CONTRIBUTIONS. The Employer shall make its contribution under the Plan irrespective of whether it has net profits. Although the Employer may contribute to this Plan irrespective of whether it has net profits, the Employer intends this plan to be a profit sharing plan for all purposes under the Code. The Employer shall not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' "Maximum Permissible Amount." See Part 2 of this Article III.

     ELIGIBLE CONTRIBUTIONS. Under the matching contribution formula, a Participant's "eligible contributions" are the deferral contributions allocated to the Participant for the Plan Year not in excess of 6% of the Participant's Compensation for the Plan Year. Eligible contributions do not include deferral contributions that are excess deferrals under Section 12.03. For this purpose:
(a) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a matching contribution; and (b) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last deferrals made for a calendar year.

     RETURN OF CONTRIBUTIONS. The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code
Section 404. The Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one year after:

          (a) The Employer made the contribution by mistake of fact; or

          (b) The disallowance of the contribution as a deduction, and then only to the extent of the disallowance.

     The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

     3.02 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

     3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Trust within the time prescribed by the Code or applicable Treasury regulations. The Employer must make deferral contributions to the Trust, to the extent made pursuant to salary reduction agreements, within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant. The Employer also must make deferral contributions and qualified nonelective contributions no later than the time prescribed by the Code or by Treasury regulations. Deferral contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

     3.04 CONTRIBUTION ALLOCATION.

     METHOD OF ALLOCATION. To make allocations under the Plan, the Advisory Committee must establish a Deferral Contributions Account, Matching Contributions Account, Qualified Matching Contributions Account and a Qualified Nonelective Contributions Account for each Participant.

     DEFERRAL CONTRIBUTIONS. The Advisory Committee will allocate to each Participant's Deferral Contributions Account the deferral contributions the Employer makes to the Trust on behalf of the PARTICIPANT. Deferral contributions shall be made to the Trust by the Employer as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets.

     CATCH-UP CONTRIBUTIONS. The amount of a Participant's catch-up contributions for a calendar year shall not be determinable until the last day of the year. Catch-up contributions will be treated as such only if, and to the extent that, the Participant's deferral contributions for the year exceed the Plan limits described in Section 12.01, the 402(g) limitations set forth in
Section 12.03, the limitations described in Section 3.07, or the nondiscrimination limits described in Section 12.04. To the extent the Advisory Committee deems it advisable, amounts deemed to be catch-up contributions may be accounted for in a separate subaccount ("Catch-up Contributions Subaccount") under the Deferral Contributions Account.

     MATCHING CONTRIBUTIONS. The Advisory Committee will allocate matching contributions to the Matching Contributions Account of the Participant on whose behalf the Employer makes that contribution as of the last day of the Plan Year; provided, however, that the Advisory Committee will make tentative interim allocations of matching contributions to the Matching Contributions Account of the Participant on whose behalf the Employer makes the contribution as of each date during the Plan Year on which such Participant is paid, and shall make a final allocation upon the earlier of the Participant's termination of employment with the Employer or the last day of the Plan Year equal to the amount of matching contribution required under Section 3.01(A) less any interim allocations made to such Participant's Matching Contributions Account during the Plan Year.

     To the extent the Employer makes qualified matching contributions, the Advisory Committee will allocate the qualified matching contributions to the Qualified Matching Contributions Account of the Participant on whose behalf the Employer makes the contribution.

     QUALIFIED NONELECTIVE CONTRIBUTIONS. If the Employer, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Advisory Committee will allocate that qualified nonelective contribution to the Qualified Nonelective Contributions Account of each Participant in the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

     For purposes of allocating the qualified nonelective contribution, the term "Participant" means Participants who are Nonhighly Compensated Employees (as defined in Section 12.02) who satisfy the conditions of Section 3.06.

     3.05 FORFEITURE ALLOCATION. A Participant will forfeit any matching contributions allocated with respect to excess deferrals, excess contributions or excess aggregate contributions, as determined under Article XII. The amount of a Participant's Accrued Benefit forfeited under the Plan is a Participant forfeiture. The Advisory Committee will allocate the amount of a Participant forfeiture in accordance with Section 3.04, to reduce the Employer matching contributions and nonelective contributions for the Plan Year in which the forfeiture occurs and, if necessary, to reduce the Employer matching contributions and nonelective contributions in subsequent Plan Years.

     3.06 ACCRUAL OF BENEFIT. The Advisory Committee will determine the accrual of benefit (Employer contributions and Participant forfeitures) on the basis of the Plan Year, except as provided in Section 3.04.

(A) COMPENSATION TAKEN INTO ACCOUNT. In allocating an Employer qualified nonelective contribution to a Participant's Account, the Advisory Committee will take into account only the Compensation determined for the portion of the Plan Year in which the Employee is actually a Participant.

(B) HOURS OF SERVICE REQUIREMENT. A Participant will share in the allocation of Employer contributions and Participant forfeitures, if any, for a Plan Year without regard to any Hours of Service requirement for that Plan Year.

(C) EMPLOYMENT REQUIREMENT. A Participant will share in the allocation of Employer contributions and Participant forfeitures, if any, for a Plan Year without regard to whether he is employed by the Employer on the Accounting Date of that Plan Year.

PART 2.   LIMITATIONS ON ALLOCATION: SECTIONS 3.07 AND 3.08.

     3.07 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS. Except to the extent permitted under Section 12.05 and Code Section 414(v), if applicable, the amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.04, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.07(B)) to the Participant's Account, the Advisory Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Advisory Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

(A) ESTIMATION OF COMPENSATION. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Advisory Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Advisory Committee must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amount carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

(B) DISPOSITION OF EXCESS AMOUNT. If, as a result of a reasonable error in determining the amount of elective deferrals an Employee may make without violating the limitations of Part 2 of Article III, an Excess Amount results, the Advisory Committee will return the Excess Amount (as adjusted for allocable income) attributable to the elective deferrals. The Advisory Committee will make this distribution before making any of the corrective distributions in the remaining paragraphs of this Section 3.07(B). The Advisory Committee will disregard any elective deferrals returned under this paragraph for purposes of
Article XII.

     If, because of a reasonable error in estimating Compensation, or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

          (1) The Advisory Committee will return any nondeductible voluntary Employee contributions to the Participant to the extent that the return would reduce the Excess Amount.

          (2) If, after the application of paragraph (1), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Advisory Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant.

          (3) If, after the application of paragraph (1), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer Contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

          (4) Except as provided in paragraph  (1), the Advisory  Committee will
     not  distribute  any  Excess   Amount(s)  to   Participants  or  to  former
     Participants.

     3.08 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

          (a) "Annual Addition" - The sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (i) all Employer contributions; (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury Regulations, Annual Additions include excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m) and excess deferrals described in Code Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts re-applied to reduce Employer contributions under
     Section 3.07. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

          (b) "Compensation" - For purposes of applying the limitations of Part 2 of this Article III, "Compensation" means Compensation as defined in
     Section 1.10), disregarding any exclusions from Compensation, other than the exclusions described in paragraphs (a), (b), (c) and (d) of Section 1.10, and disregarding Elective Contributions with respect to Plan Years commencing before January 1, 1998, but including Elective Contributions for Plan Years commencing after December 31, 1997.

          (c) "Maximum Permissible Amount" - Effective January 1, 2002, the lesser of (i) $40,000 (as adjusted for increases in the cost-of-living under Code Section 415(d)), or (ii) 100% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Advisory Committee will multiply the $40,000 (or adjusted) limitation by the following fraction:

                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                  ---------------------------------------------
                                       12

          (d) "Employer" - The Employer that adopts this Plan and any related employers described in Section 1.27. Solely for purposes of applying the limitations of Part 2 of this Article III, the Advisory Committee will determine related employers described in Section 1.27 by modifying Code Sections 414(b) and (c) in accordance with Code Section 415(h).

          (e) "Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (f) "Limitation Year" - The Plan Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

          (g) "Defined contribution plan" - A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. For purposes of the limitations of Part 2 of this Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory Committee also will treat as a defined contribution plan an individual medical account (as defined in Code Section 415(L)(2)) included as part of a defined benefit plan maintained - by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)).

          (h) "Defined benefit plan" - A retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.


                                  ARTICLE IV.
                            PARTICIPANT CONTRIBUTIONS

     4.01 PARTICIPANT VOLUNTARY CONTRIBUTIONS. The Plan does not permit nor require Participant contributions.

     4.02 PARTICIPANT VOLUNTARY CONTRIBUTIONS - SPECIAL DISCRIMINATION TEST. [RESERVED]

     4.03 PARTICIPANT ROLLOVER CONTRIBUTIONS. Any Participant, with the Employer's written consent and after filing with the Trustee the form prescribed by the Advisory Committee, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an employee to transfer either directly or indirectly from one of the following types of plans to this Plan: (1) a qualified plan described in Code Section 401(a) or Code Section 403(a), excluding after-tax employee contributions; (2) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; or (3) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Before accepting a rollover contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under Part 2 of Article III.

     The Advisory Committee must establish a Rollover Account for each Participant making a rollover contribution, and allocate the rollover contribution to the Rollover Account as of the date the rollover contribution is received. The Trustee will invest the rollover contribution as a part of the Trust Fund.

     The Advisory Committee may accept a rollover contribution on behalf of an Employee who is otherwise eligible to become a Participant in the Plan prior to the Plan Entry Date on which such Employee would become a Participant. If the Advisory Committee accepts such a rollover contribution, the Advisory Committee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.


                                   ARTICLE V.
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

     5.01 NORMAL RETIREMENT AGE. A Participant's Normal Retirement Age is 65 years of age. A Participant who remains in the employ of the Employer after attainment of Normal Retirement Age will continue to participate in Employer contributions. A Participant's Accrued Benefit derived from Employer contributions is 100% Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date).

     5.02 PARTICIPANT DISABILITY OR DEATH. If a Participant's employment with the Employer terminates as a result of death or disability, the Participant's Accrued Benefit derived from Employer contributions will be 100% Nonforfeitable.

     5.03 VESTING SCHEDULE. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contributions Account (including any Catch-up Contributions Subaccount), Matching Contributions Account, Rollover Account, Qualified Matching Contributions Account and in his Qualified Nonelective Contributions Account.

     5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/ RESTORATION OF FORFEITED ACCRUED BENEFIT. [Reserved]

     5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT. [Reserved]

     5.06 YEAR OF SERVICE - VESTING. [Reserved]

     5.07 BREAK IN SERVICE - VESTING. [Reserved]

     5.08 INCLUDED YEARS OF SERVICE - VESTING. [Reserved]

     5.09 FORFEITURE OCCURS. [Reserved]


                                  ARTICLE VI.
                     TIME AND METHOD OF PAYMENT OF BENEFITS

     6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonrollover Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $5,000 and the Participant has not attained Normal Retirement Age. A Participant's Nonrollover Nonforfeitable Accrued Benefit is such Participant's Nonforfeitable Accrued Benefit excluding that portion of the Participant's Accrued Benefit that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).
For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. Requests for distributions under this Article VI may be made at such times, on such forms and in accordance with such procedures as the Advisory Committee may from time to time prescribe. The distribution of a Participant's Account shall be made or commenced as soon as administratively practicable following receipt by the Advisory Committee of a properly completed request for distribution (or, if the Participant's Nonrollover Nonforfeitable Accrued Benefit does not exceed $5,000, following the Participant's Separation from Service).

(A) SEPARATION FROM SERVICE FOR A REASON OTHER THAN DEATH.

          (1) PARTICIPANT'S NONROLLOVER NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING $5,000. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum as soon as administratively practicable following the Participant's Separation from Service, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant has attained Normal Retirement Age when he separates from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

          (2) PARTICIPANT'S NONROLLOVER NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $5,000. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03. Unless the Participant has elected otherwise, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum, on the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; or (b) the Participant's Separation from Service; provided, however, that a Participant's failure to make an election pursuant to Section 6.03 shall be deemed to be an election to defer commencement of distribution for purposes of this Section 6.01. Notwithstanding any other provision herein, or any elections made by the Participant, benefit payments shall be made or shall commence not later than the Required Beginning Date.

(B) REQUIRED BEGINNING DATE. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Advisory Committee instead must direct the Trustee to make distribution on the Participant's Required Beginning Date. A Participant's Required Beginning Date is the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant separates from Service. However, clause (ii) of the preceding sentence shall not apply if the Participant is a 5% owner (as defined in Section 1.07(a)) with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2. Mandatory distributions commencing at the Participant's Required Beginning Date will be made in an amount equal to the Participant's required minimum distribution for the calendar year determined in accordance with Section 6.02(A), unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

(C) DEATH OF THE PARTICIPANT. The Advisory Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death. The Advisory Committee will determine the death benefit by reducing the Participant's Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

          (1) DECEASED PARTICIPANT'S NONROLLOVER NONFORFEITABLE ACCRUED BENEFIT DOES NOT EXCEED $5,000. The Advisory Committee must direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

          (2) DECEASED PARTICIPANT'S NONROLLOVER NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $5,000. The Advisory Committee will direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable by the Beneficiary as permitted under this Article VI. In the absence of an election, the Advisory Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum as soon as administratively practicable following the close of the Plan Year in which the Participant's death occurs or, if later, the date the Advisory Committee receives notification of or otherwise confirms the Participant's death.

     If the death benefit is payable in full to the Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form (other than the joint and survivor annuity) this Article VI would permit for a Participant.

(D) DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. A Participant may elect, at the time and in the manner prescribed by the Advisory Committee, to have any portion of his eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover designation. For purposes of this Section 6.01(D), a Participant includes a Participant's surviving spouse and the Participant's spouse or former spouse who is an alternate payee under a qualified domestic relations order.

     The following definitions apply to this Section 6.01(D):

          (1) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent required under Code Section 401(a)(9); and any hardship distribution made pursuant to Section 6.03(B)(4).

          (2) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivison of a state, or any agency or instrumentality of a state or political subdivision of a state, or a qualified trust described in Code Section 401(a), which accepts and agrees to separately account for the Participant's eligible rollover distribution.

          (3) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(E) DEFAULT ON A LOAN. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan treats the default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit. To the extent the loan is attributable to the Participant's Deferral Contributions Account, Matching Contributions Account or Qualified Nonelective Contributions Account, the Trustee will not reduce the Participant's Nonforfeitable Accrued Benefit unless the Participant has separated from Service or unless the Participant has attained age 59 1/2.

     6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution from the Participant's Accounts under one, or any combination, of the following methods: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary.

     In the absence of contrary Participant elections, the Trustee shall make all distributions of benefits to Participants under the Plan in cash. A Participant may, however, elect to receive distributions of benefits under the Plan in whole shares of common stock of KCS, or in a combination of cash and whole shares of common stock of KCS, to the extent of whole shares of common stock of KCS allocated to such Participant's Accounts.

     The installment distribution options permitted under this Section 6.02 are available only if the present value of the Participant's Nonrollover Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $5,000. To facilitate installment payments under this
Article VI, the Advisory Committee may direct the Trustee to segregate all or any part of the Participant's Accrued Benefit in a separate Account. The Trustee will invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. A Participant or Beneficiary may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. The Nontransferable Annuity Contract option will be eliminated with respect to distributions commencing on or after the earlier of ninety (90) days after a Participant receives a summary of material modification of the elimination of such option or two (2) years after the date of the adoption of this amendment and restatement of the Plan if such Participant does not receive a summary of material modification. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Accrued Benefit, subject to the requirements of Section 6.04.

(A) MINIMUM DISTRIBUTION REQUIREMENTS FOR PARTICIPANTS. The Advisory Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code Section 401(a)(9) regulations). The Advisory Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. Section 1.72-9. The Advisory Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Advisory Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

     If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

     The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code Section 401(a)(9) and the applicable Treasury regulations.

(B) MINIMUM DISTRIBUTION REQUIREMENTS FOR BENEFICIARIES. The method of distribution to the Participant's Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, the method of payment to the Beneficiary must provide for completion of payment to the Beneficiary over a period not exceeding: (i) 5 years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treas. Reg.
Section 1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a non-spouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

     6.03 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains Normal Retirement Age.

     A distribution may commence less than 30 days after the benefit notice is given, provided that:

          (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     If a  Participant  or  Beneficiary  makes an  election  prescribed  by this
Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section
6.02. The  Participant  or Beneficiary  must make an election under this Section
6.03 by filing his election form with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

(A) PARTICIPANT ELECTIONS AFTER SEPARATION FROM SERVICE. If the present value of a Participant's Nonrollover Nonforfeitable Accrued Benefit exceeds $5,000, he may elect to have the Trustee commence distribution as soon as administratively practicable following the Participant's Separation from Service. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph (A). Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the restrictions otherwise applicable under this Section 6.03(A). If the Participant is partially-vested in his Accrued Benefit, an election under this Paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in Article V). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with the Employer.

(B) PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE.

          (1) DEFERRAL CONTRIBUTIONS ACCOUNT, ROLLOVER ACCOUNT, QUALIFIED MATCHING CONTRIBUTIONS ACCOUNT AND QUALIFIED NONELECTIVE CONTRIBUTIONS ACCOUNT. A Participant, until he retires, has a continuing election to receive all or any portion of his Deferral Contributions Account (including any Catch-up Contributions Subaccount), Rollover Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account if he has attained age 59 1/2 or, in the case of his Deferral Contributions Account (excluding earnings), and Rollover Account, he satisfies the conditions for a hardship, as described in paragraph (4).

          (2) MATCHING CONTRIBUTIONS ACCOUNT. A Participant, until he retires, has a continuing election to receive all or any portion of his Matching Contributions Account if he has attained 59-1/2 and is 100% vested in the Account.

          (3) PROCEDURE. A Participant must make an election under this Section 6.03(B) on a form prescribed by the Advisory Committee or any time during the Plan year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The minimum amount a Participant may elect for purposes of a hardship distribution is $1,000. A hardship distribution shall be withdrawn first from the Participant's Rollover Account and second from the Participant's Deferral Contributions Account (including any Catch-up Contributions Subaccount). The Trustee must make a distribution to a Participant in accordance with his election under this
     Section 6.03(B) within the 90-day period (or as soon as administratively practicable) after the Participant files his written election with the Trustee. The Trustee will distribute the balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) in accordance with the other distribution provisions of this Plan.

          (4) DEFINITION OF HARDSHIP. For purposes of this Section 6.03(B), a hardship distribution must be on account of one or more of the following immediate and heavy financial needs: (1) medical expenses described in Code
     Section 213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents, or necessary to obtain such medical care; (2) the purchase (excluding mortgage payments) of a principal residence of the Participant; (3) the payment of post-secondary education tuition, related educational fees, and room and board expenses, for the next 12-month period, for the Participant, for the Participant's spouse, or for any of the Participant's dependents (as defined in Code Section 152); or (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence.

          (5) RESTRICTIONS. The following restrictions apply to a Participant who receives a hardship distribution from the Participant's Deferral Contributions Account (including any Catch-up Contributions Subaccount):
     (a) the Participant may not make elective deferrals, or employee contributions to the Plan for the 12-month period following the date of his hardship distribution; (b) the distribution may not be in excess of the amount of the immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Employer. The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer (other than any mandatory employee contribution portion of a defined benefit plan), including stock option, stock purchase and other similar plans. Notwithstanding the previous sentence, the suspension of employee contributions shall not include employee contributions for health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan). In order to make elective deferrals or employee contributions to the Plan following the 12-month suspension period, the Participant must file a new salary reduction agreement with the Advisory Committee. A salary reduction agreement executed by an eligible Employee shall be effective in accordance with Sections 12.01 and 12.05.

          (6) DISTRIBUTABLE AMOUNT FOR HARDSHIP DISTRIBUTIONS A hardship distribution may not include earnings on an Employee's elective deferrals. Qualified matching contributions and qualified nonelective contributions, and earnings on such contributions, are not subject to hardship withdrawal.

(C) DEATH BENEFIT ELECTIONS. If the present value of the deceased Participant's Nonrollover Nonforfeitable Accrued Benefit exceeds $5,000, the Participant's
Beneficiary may elect to have the Trustee distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under
Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

     6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The joint and survivor annuity requirements do not apply to this Plan.

     6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. [RESERVED]

     6.06 WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY. [RESERVED]

     6.07 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order as soon as administratively practicable, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this
Section 6.07 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

     The Advisory Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Advisory Committee promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Advisory Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Advisory Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

     If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Advisory Committee is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. If the Advisory Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Advisory Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Advisory Committee does not make its determination of the qualified status of the order within the 18 month determination period, the Advisory Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Advisory Committee later determines the order is a qualified domestic relations order.

     To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee at the election of an alternate payee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 6.07 by separate benefit checks or other separate distribution to the alternate payee(s).


                                  ARTICLE VII.
                       EMPLOYER ADMINISTRATIVE PROVISIONS

     7.01 INFORMATION TO COMMITTEE. The Employer must supply current information to the Advisory Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Advisory Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Advisory Committee are conclusive as to all persons.

     7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Advisory Committee (unless the Employer is the Advisory Committee), the Trustee or the Plan Administrator (unless the Employer is the Plan Administrator).

     7.03 INDEMNITY OF COMMITTEE. The Employer indemnifies and saves harmless the Plan Administrator and the members of the Advisory Committee, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator and the Advisory Committee, or the members of the Advisory Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator or any Advisory Committee member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Advisory Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.03, provided the letter agreement must be consistent with and must not violate ERISA. The indemnification provisions of this Section 7.03 extend to the Trustee solely to the extent provided by a letter agreement executed by the Trustee and the Employer.

     7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer has the right to direct the Trustee with respect to the investment and reinvestment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction. If the Trustee consents to Employer direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Employer direction as respects the investment or reinvestment of any part of the Trust Fund.

     7.05 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the vesting schedule at any time, the Advisory Committee will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment.

     If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. The Participant must file his election with the Plan Administrator within 60 days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. For purposes of this
Section 7.05, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Accrued Benefit.


                                 ARTICLE VIII.
                      PARTICIPANT ADMINISTRATIVE PROVISIONS

     8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Accrued Benefit (including any life insurance proceeds payable to the Participant's Account) in event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

     A married Participant's Beneficiary designation is not valid unless the Participant's spouse consents, in writing, to the Beneficiary designation. The spouse's consent must acknowledge the effect of that consent and a notary public or the Plan Administrator (or his representative) must witness that consent. The spousal consent requirements of this paragraph do not apply if: (1) the Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death; (2) the Participant's spouse is the Participant's sole primary beneficiary; (3) the Plan Administrator is not able to locate the Participant's spouse; (4) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or (5) other circumstances exist under which the
Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

     8.02 NO BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceased him, then the Trustee will pay the Participant's Accrued Benefit in accordance with Section 6.02 in the following order of priority to:

          (a) The Participant's surviving spouse;

          (b) The Participant's surviving children, including adopted children, in equal shares;

          (c) The Participant's surviving parents, in equal shares; or

          (d) The legal representative of the estate of the Participant.

          If the Beneficiary does not predecease the Participant, but dies prior to distribution of the Participant's entire Nonforfeitable Accrued Benefit, the Trustee will pay the remaining Nonforfeitable Accrued Benefit to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise. The Advisory Committee will direct the Trustee as to the method and to whom the Trustee will make the payment under this Section 8.02.

     8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory Committee advises each Participant of the effect of his failure to comply with its request.

     8.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

     8.05 ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

     8.06 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

     8.07 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

     8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator will furnish him with a copy of any item listed in this Section
8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

     8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Plan Administrator will provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

          (a) The specific reason for the denial;

          (b) Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;

          (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

          (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Advisory Committee within 75 days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the 75 day period will render the Advisory Committee's determination final, binding and conclusive.

     If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent plan documents. The
Advisory Committee will reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day limit unfeasible, but in no event may the Advisory Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

     The Plan Administrator's notice of denial of benefits must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.

     8.10 PARTICIPANT DIRECTION OF INVESTMENT. A Participant has the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant's individual Account in one or more investment vehicles designated by the Advisory Committee. Effective as of such date as the Advisory Committee deems appropriate, such investment vehicles shall include an employer stock fund consisting of shares of common stock of KCS. Up to 100% of a Participant's Accounts may be invested in shares of common stock of KCS.

     The Advisory Committee from time to time shall establish procedures by which each Participant may specify the percentage of his Accounts, and the percentage of future contributions to be made on his behalf, to be invested in each of the available investment vehicles for Accounts. The investment percentage for each investment vehicle selected by the Participant must be a multiple of 1%. The Participant's investment direction shall remain in effect unless and until the Participant replaces the direction in accordance with the established procedures. Contributions and Accounts with respect to which no affirmative Participant investment direction has been made shall be invested in an investment vehicle selected by the Advisory Committee. The Trustee shall be responsible for carrying out Participant investment direction. The Trustee is not liable for any loss, nor is liable for any breach, resulting from a Participant's direction of the investment of any part of his directed Account.

     The Advisory Committee, to the extent provided in a written loan policy adopted under Section 9.04, will treat a loan made to a Participant as a Participant direction of investment under this Section 8.10. To the extent of the loan outstanding at any time, the borrowing Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in an interest bearing segregated Account on behalf of the borrowing Participant until the Trustee deems it appropriate to add the amount paid to the Participant's separate Account under the Plan.

     8.11 PARTICIPANT VOTING RIGHTS - EMPLOYER STOCK. Each Participant (or the Beneficiary thereof) acting as a named fiduciary shall have the right to direct the Trustee as to the manner in which (a) to vote any shares of stock of KCS allocated to his Accounts as of the applicable record date of any shareholder meeting in any matter put to a shareholder vote; and (b) to respond to a tender offer, exchange offer or any other offer to purchase shares of KCS stock allocated to the Participant's Accounts.

     Before any meeting in which a shareholder vote is to be taken, the Employer will deliver to the Trustee or its designee such quantities of proxy soliciting materials as are necessary to solicit voting instructions from the Participants The Trustee or its designee will mail the proxy solicitation materials (and any additional material made available to other shareholders or otherwise deemed appropriate by the Trustee to the Participants within a reasonable time before the meeting. A reasonable deadline for the return of such materials may be specified.

     Shares will be voted as instructed by the Participants on each matter brought before the meeting. Such participants are appointed as named fiduciaries to direct the Trustee as to the voting of shares allocated to the accounts of Participants who have not timely instructed the Trustee how to vote them and any unallocated shares. Such shares will be voted in the same proportions as the shares for which the Trustee has received timely instructions. The Trustee may submit to the Employer one summary proxy for the aggregate number of shares.

     With regard to any tender offer, exchange offer or any other offer to purchase shares of KCS stock, the Trustee or its designee will solicit such instructions from Participants by distributing to each Participant such information as is distributed to shareholders of the Employer, generally in connection with any such offer, and any additional information the Trustee deems appropriate in order for each Participant to give instructions. A reasonable deadline for the return of such materials may be specified.

     Shares will, in response to a tender offer, exchange offer or other offer to purchase, be tendered, exchanged or sold as instructed by the Participants. Fractional shares will be aggregated for purposes of tendering, exchanging or selling shares, to the extent possible, to reflect the instructions of the Participants. Such participants are appointed as named fiduciaries to direct the Trustee as to the tender, exchange or sale of shares allocated to an Account of a Participant who has not timely instructed the Trustee how to respond to such offer and any unallocated shares. Such shares will be tendered, exchanged or sold in the same proportion as shares for which the Trustee has received timely instructions.

     For purposes of receiving, tabulating and transmitting instructions, the Trustee will establish a procedure to insure that instructions received from individual Participants regarding voting or responding to a tender offer, exchange offer, or any other offer are held in confidence, and are not divulged, released or otherwise utilized in a manner that, in the Trustee's reasonable judgment, might influence the Participant's free exercise of the rights set forth in this Section 8.11.


                                  ARTICLE IX.
                    ADVISORY COMMITTEE - DUTIES WITH RESPECT
                            TO PARTICIPANT'S ACCOUNTS

     9.01 MEMBERS' COMPENSATION, EXPENSES. The Employer must appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. In the absence of an Advisory Committee appointment, the Plan Administrator assumes the powers, duties and responsibilities of the Advisory Committee. The members of the Advisory Committee will serve without compensation for services as such. All expenses of the Plan and Trust (including Trustee fees) will be paid out of the assets of the Plan except to the extent paid by the Employer.

     9.02 TERM. Each member of the Advisory Committee serves until the appointment of his successor.

     9.03 POWERS. In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filling of the vacancy.

     9.04 GENERAL. The Advisory Committee, in its sole and absolute discretion, shall have all powers necessary to discharge its duties under this Plan including, without limitation, the following:

          (a) To select a Secretary, who need not be a member of the Advisory Committee;

          (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

          (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Plan;

          (d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation, and its decisions shall be final and binding on all interested persons;

          (e) To direct the Trustee as respects the crediting and distribution of the Trust;

          (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

          (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

          (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

          (i) To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and

          (j) To establish, in its sole discretion, a nondiscriminatory policy (see Section 9.04(A)) which the Trustee must observe in making loans, if any, to Participants and Beneficiaries.

     The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

(A) LOAN POLICY. If the Advisory Committee adopts a loan policy, pursuant to paragraph (j), the loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section 9.04 specifically incorporates a written loan policy as part of the Employer's Plan.

     9.05 FUNDING POLICY. The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Advisory Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

     9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

     9.07 AUTHORIZED REPRESENTATIVE. The Advisory Committee may authorize any person, whether or not such person is a member of the Advisory Committee, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Advisory Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.

     9.08 INTERESTED MEMBER. No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

     9.09 INDIVIDUAL ACCOUNTS. The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan. If a Participant re-enters the Plan subsequent to having a Forfeiture Break in Service, the Advisory Committee, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is 100% Nonforfeitable.

     The Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.

     9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant's life.

     For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the date of the distribution.

     9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. A "valuation date" under this Plan is each Accounting Date and each interim valuation date designated by the Advisory Committee which is a business day on which the New York Stock Exchange is open for business. As of each valuation date the Advisory Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

(A) TRUST FUND ACCOUNTS. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts. The Advisory Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under Section 5.09 or under Section 9.14, for amounts charged during the valuation period to the Accounts in accordance with Section
9.13 (relating to distributions) and Section 14.01 (relating to insurance premiums) and for the cash value of incidental benefit insurance contracts. The Advisory Committee then, subject to the restoration allocation requirements of
Section 5.04 or of Section 9.14, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

(B) SEGREGATED INVESTMENT ACCOUNTS. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. The Advisory Committee will adopt uniform and nondiscriminatory procedures for determining income or loss of a segregated investment Account in a manner which reasonably reflects investment directions relating to pooled investments and investment directions occurring during a valuation period. As of the valuation date, the Advisory Committee must reduce a segregated Account for any forfeiture arising under
Section 5.09 after the Advisory Committee has made all other allocations, changes or adjustments to the Account for the Plan Year.

(C) ADDITIONAL RULES. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.11. This Section 9.11 applies solely to the allocation of net income, gain or loss of the Trust. The Advisory Committee will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.

     9.12 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory Committee, has the right to inspect the records reflecting the Account of any other Participant.

     9.13 ACCOUNT CHARGED. The Advisory Committee will charge a Participant's account for all distributions made from the Account to the Participant, to his Beneficiary or to an alternate payee. The Advisory Committee also will charge a Participant's Account for any administrative expenses incurred by the Plan directly related to that Account.

     9.14 UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require either the Trustee or the Advisory Committee to search for, or ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Advisory Committee, by certified or registered mail addressed to his last known address of record with the Advisory Committee or the Employer, must notify the Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 9.14 and otherwise must comply with the notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Advisory Committee within 6 months from the date of mailing of the notice, the Advisory Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit in accordance with Section 3.05. Where the benefit is distributable to the Participant, the forfeiture under this paragraph occurs as of the last day of the notice period, if the Participant's Nonrollover Nonforfeitable Accrued Benefit does not exceed $5,000, or as of the first day the benefit is distributable without the Participant's consent, if the present value of the Participant's Nonrollover Nonforfeitable Accrued Benefit exceeds $5,000. Where the benefit is distributable to a Beneficiary, the forfeiture occurs on the date the notice period ends except, if the Beneficiary is the Participant's spouse and the Nonrollover Nonforfeitable Accrued Benefit payable to the spouse exceeds $5,000, the forfeiture occurs as of the first day the benefit is distributable without the spouse's consent. Pending forfeiture, the Advisory Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

     If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 9.14 makes a claim, at any time, for his forfeited Accrued Benefit, the Advisory Committee must restore the Participant's or Beneficiary's forfeited Accrued
Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Advisory Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Advisory Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Advisory Committee to make the required restoration. The Advisory Committee will direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him not later than 60 days after the close of the Plan Year in which the Advisory Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section 9.14 apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.

     9.15 INVESTMENT MANAGER. The Advisory Committee shall have the right, as provided in Section 9.04(i), to appoint an Investment Manager for all or any part of the assets of the Trust Fund as the Advisory Committee shall designate, provided that any firm so appointed shall be and continue qualified to act as such in accordance with ERISA. The Advisory Committee may remove any Investment Manager at any time, and need not specify any cause for such removal.

     9.16 BLACK-OUT PERIOD. Notwithstanding any other provisions in the Plan to the contrary, in the event of a change in recordkeepers, trustees, investment vehicles or other similar change or event, the Advisory Committee shall have the power and authority to impose such temporary restrictions and limitations on loans, withdrawals, distributions and Participant investment elections as necessary to facilitate such a change or event (a "black-out period"). In the event of a change in investment funds, the Advisory Committee shall have the authority to direct the investment of each Participant's Accounts and contributions in investment vehicles having investment objectives and risks similar to those investment vehicles being eliminated or replaced.

     9.17 ELECTRONIC ELECTIONS. Anything in the Plan to the contrary notwithstanding, the Advisory Committee, in its discretion, may make disclosure or give information to Participants and Beneficiaries and permit Participants or their Beneficiaries to make electronic or telephonic elections in lieu of written disclosure, information or elections provided in the Plan. In making such a determination, the Advisory Committee shall consider the availability of electronic and telephonic disclosure of information and elections to Participants and Beneficiaries, the protection of the rights of Participants and their Beneficiaries, the appropriateness of the standards for authentication of identity and other security considerations involved in the electronic or telephonic election system and any guidance issued by the Internal Revenue Service and the Department of Labor. Notwithstanding the foregoing, any election requiring spousal consent shall be made only on such written forms as approved by the Advisory Committee.


                                   ARTICLE X.
                                   [RESERVED]


                                  ARTICLE XI.
                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

     11.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

     11.02 AMENDMENT BY EMPLOYER. The Board of Directors of The Kansas City Southern Railway Company, or any duly authorized committee thereof, has the right at any time and from time to time:

          (a) To amend this Plan in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of Code Section 401(a); and

          (b) To amend this Plan in any other manner.

     No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. No amendment may be made which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Advisory Committee.

     CODE SECTION 411(D)(6) PROTECTED BENEFITS. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code
Section 411(d)(6)  protected  benefits if the amendment has the effect of either
(1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Advisory Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause (2), the Advisory Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

     All amendments must be made in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

     11.03 DISCONTINUANCE. Each Employer has the right, at any time, to suspend or discontinue its contributions under the Plan. The Board of Directors of The Kansas City Southern Railway Company, or any duly authorized committee thereof, has the right to terminate, at any time, this Plan and the Trust created under it. The Plan will terminate upon the first to occur of the following:

          (a) The date terminated by action of the Board of Directors of The Kansas City Southern Railway Company or any duly authorized committee thereof; or

          (b)  The  date  the  Employer  is  judicially   declared  bankrupt  or
     insolvent, unless the proceeding authorized continued maintenance of the Plan.

     11.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant's right to his Accrued Benefit is 100% Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article V.

     11.05 MERGER/DIRECT TRANSFER. The Plan may not be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Advisory Committee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

     The Advisory Committee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Advisory Committee accepts a direct transfer of plan assets, the Advisory Committee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

(A) ELECTIVE TRANSFERS. The Advisory Committee may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 11.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this Section 11.05; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan payable at that plan's normal retirement age; (8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type.

(B) DISTRIBUTION RESTRICTIONS UNDER CODE SECTION 401(K). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

     11.06   TERMINATION.   Upon  termination  of  the  Plan,  the  distribution
provisions of Article VI remain operative, with the following exceptions:

          (1) if the present value of the Participant's Nonrollover Nonforfeitable Accrued Benefit does not exceed $5,000, the Advisory
     Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

          (2) if the present value of the Participant's Nonrollover Nonforfeitable Accrued Benefit exceeds $5,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

     To liquidate the Trust, the Advisory Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonrollover Nonforfeitable Accrued Benefit exceeds $5,000 and the Participant does not elect an immediate distribution pursuant to Paragraph (2). The Trust will continue until the Trustee in accordance with the direction of the Advisory Committee has distributed all of the benefits under the Plan.

     On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under
Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 11.06.

     SPECIAL RULE FOR DEFERRAL CONTRIBUTIONS ACCOUNT. Notwithstanding the provisions of this Section 11.06, the Participant may not receive a distribution of the portion of his Nonforfeitable Accrued Benefit attributable to elective contributions under a Code Section 401(k) arrangement (or to amounts treated under the Code Section 401(k) arrangement as elective contributions) pursuant to the termination of the Plan unless: (a) the Participant otherwise is entitled to a distribution of that portion of his Nonforfeitable Accrued Benefit; or (b) the Plan termination occurs without the establishment of a successor plan. A plan is a successor plan under clause (b) if (i) the plan is a defined contribution plan (other than an ESOP) maintained by the Employer (or by a related employer); (ii) at least 2% of the Employees who were eligible under the Plan are or were eligible under the successor plan at any time within the 24-month period ending after the time of termination; and (iii) the successor plan is in existence at the time of the termination of the Plan or within the period ending twelve (12) months after the final distribution of assets of the Plan. A distribution pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Nonforfeitable Accrued Benefit.


                                  ARTICLE XII.
              PROVISIONS RELATING TO THE CODE SECTION 401(K) ARRANGEMENT

     12.01 CODE SECTION 401(K) ARRANGEMENT. The Employer contributions described in Section 3.01(a) are a Section 401(k) arrangement. An Employee who is eligible to participate in the 401(k) arrangement may file a salary reduction agreement with the Advisory Committee. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.10) or percentage of Compensation the Employee wishes to defer.

     A salary reduction agreement executed by an eligible Employee shall be effective with respect to Compensation received on or after the first day of the calendar quarter specified by the Employee in such agreement, provided that the Advisory Committee receives the salary reduction agreement by the 15th day of the month immediately preceding such calendar quarter and provided that the agreement may not be effective earlier than the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article
II). The salary reduction agreement will apply only to Compensation which is currently available to the Employee after the effective date of the salary reduction agreement.

     If the salary reduction agreement specifies the reduction amount as a percentage of Compensation, the percentage may not be less than one percent (1%) of Compensation and shall specify a reduction percentage equal to an increment of one percent (1%). If the salary reduction agreement specifies the reduction amount as a dollar amount of Compensation, the dollar amount must equal an increment of $5. An Employee's deferral contributions for the Plan Year may not exceed seventy-five percent (75%) of his Compensation for the portion of the Plan Year in which the Employee is actually a Participant. Further, each individual deferral contribution of an Employee may not exceed seventy-five percent (75%) of Compensation for the pay period for which such deferral contribution is calculated, unless such Participant elects catch-up contributions in accordance with Section 12.05. The Advisory Committee may from time to time specify a maximum deferral percentage for Highly Compensated Employees that is less than seventy-five percent (75%). Notwithstanding the foregoing provisions, the maximum deferral percentage that may be elected by any Participant with respect to Compensation paid prior to July 1, 2002 is fifteen percent (15%) of Compensation, unless such Participant elects catch-up contributions in accordance with Section 12.05. An Employee may modify his salary reduction agreement, either to reduce or to increase the amount of deferral contributions, effective with respect to Compensation received on or after the first day of the next calendar quarter provided that the Advisory Committee receives the new salary reduction agreement by the 15th day of the month immediately preceding such calendar quarter. The Employee shall make this modification by filing a new salary reduction agreement with the Advisory Committee. An Employee may revoke a salary reduction agreement at any time and such revocation shall be effective as soon as administratively feasible after the Advisory Committee receives such revocation. An Employee who revokes his salary reduction agreement may file a new salary reduction agreement effective with respect to Compensation received on or after the first day of the next calendar quarter, provided the Advisory Committee receives the new salary reduction agreement by the 15th day of the month immediately preceding such calendar quarter.

     12.02 DEFINITIONS.

          (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.07 of the Plan.

          (b) "Nonhighly Compensated Employee" means an eligible Employee who is not a Highly Compensated Employee.

          (c) "Eligible Employee" means, for purposes of the ADP test described in Section 12.04, an Employee who is eligible to make elective deferrals for the Plan Year, irrespective of whether the Employer actually makes deferral contributions on behalf of the Employee. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals following a hardship distribution.

          (d) "Highly Compensated Group" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

          (e)  "Nonhighly   Compensated  Group"  means  the  group  of  Eligible
     Employees who are Nonhighly Compensated Employees for the Plan Year.

          (f) "Compensation" means, for purposes of any nondiscrimination test required under this Article XII, Compensation as defined for nondiscrimination purposes in the last paragraph of Section 1.10 of the Plan. Compensation must include Compensation for the entire Plan Year, irrespective of whether the Code Section 401(k) arrangement was in effect for the entire Plan Year or whether the Employee begins, resumes or ceases to be an Eligible Employee during the Plan Year.

          (g)   "Deferral   contributions"   means  the  sum  of  the   deferral
     contributions the Employer contributes to the Trust on behalf of an Eligible Employee, pursuant to Section 3.01.

          (h) "Elective deferrals" are the deferral contributions the Employer contributes to the Trust at the election of an Eligible Employee. If the Code Section 401(k) arrangement includes a cash or deferred feature, any portion of a cash or deferred contribution contributed to the Trust because of the Employee's failure to make a cash election is an elective deferral, but any portion of a cash or deferred contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as nondeductible employee contributions at the time of deferral or contribution.

          (i) "Matching contributions" are contributions made by the Employer on account of elective deferrals under a Code Section 401(k) arrangement or on account of employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or employee contributions.

          (j) "Nonelective contributions" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

          (k) "Qualified matching contributions" are matching contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Matching contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule.

          (l) "Qualified nonelective contributions" are nonelective contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). Nonelective contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant's Qualified Nonelective Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

          (m) "Distribution restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability termination of employment, attainment of age 59 1/2, (2) financial hardship satisfying the requirements of Code Section 401(k) and the applicable Treasury regulations, or (3) plan termination, without establishment of a successor defined contribution plan (other than an
     ESOP). A distribution on account of financial hardship, as described in clause (2), may not include earnings on elective deferrals, and may not include qualified matching contributions and qualified nonelective contributions, nor any earnings on such contributions. A distribution described in clause (3) must be a lump sum distribution, as required under Code Section 401(k)(10).

          (n) "Employee contributions" are contributions made by a Participant on an after-tax basis, whether voluntary or mandatory, and designated, at the time of contribution, as an employee (or nondeductible) contribution. Elective deferrals and deferral contributions are not employee contributions. Participant nondeductible contributions are employee contributions.

     12.03 ANNUAL ELECTIVE DEFERRAL LIMITATION.

(A) ANNUAL ELECTIVE  DEFERRAL  LIMITATION.  Except to the extent permitted under
Section 12.05 and Code Section 414(v), if applicable, an Employee's elective deferrals may not exceed the 402(g) limitation. The 402(g) limitation is: (1) for calendar year 2002, $11,000; (2) for calendar year 2003, $12,000; (3) for calendar year 2004, $13,000; (4) for calendar year 2005, $14,000; and (5) for calendar year 2006 and thereafter, $15,000 or such increased amount as determined by the Secretary of the Treasury in accordance with Code Section 402(g)(4). If the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation for the calendar year, the Employer will not make any additional elective deferrals with respect to that Employee for the remainder of that calendar year, paying in cash to the Employee any amounts which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Advisory Committee determines an Employee's elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Advisory Committee will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Advisory Committee distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Advisory Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 12.04), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

     If an Employee participates in another plan under which he makes elective deferrals pursuant to a Code Section 401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Advisory Committee a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee's elective deferrals under this Plan which are excess deferrals. If the Advisory Committee receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph.

(B) ALLOCABLE INCOME. For purposes of making a distribution of excess deferrals pursuant to this Section 12.03, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral and for the "gap period" measured from the beginning of the next calendar year to the date of the distribution. If the distribution of the excess deferral occurs during the calendar year in which the Employee made the excess deferral, the Advisory Committee will treat as a "gap period" the period from the first day of that calendar year to the date of the distribution. The Advisory Committee will determine allocable income in the same manner as described in Section 12.04 for excess contributions, except the numerator of the allocation fraction will be the amount of the Employee's excess deferrals and the denominator of the allocation fraction will be the Employee's Accrued Benefit attributable to his elective deferrals.

     12.04 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. For each Plan Year, the Advisory Committee must determine whether the Plan's Code Section 401(k) arrangement satisfies one of the following ADP tests:

          (i) The average ADP for the Highly Compensated Group for such Plan Year does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group for the preceding Plan Year; or

          (ii) The average ADP for the Highly Compensated Group for such Plan Year does not exceed the average ADP for the Nonhighly Compensated Group for the preceding Plan Year by more than two percentage points and the average ADP for the Highly Compensated Group for such Plan Year is not more than twice the average ADP for the Nonhighly Compensated Group for the preceding Plan Year.

     If the Advisory Committee so elects, it may apply the limits set forth in paragraphs (i) and (ii) of this Section by using the Average ADP of the Nonhighly Compensated Group for the Plan Year for which the determination is made rather than for the preceding Plan Year; provided that such election may not be changed except as provided by the Secretary of the Treasury.

(A) CALCULATION OF ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 12.03.

     The Advisory Committee may determine (in a manner consistent with Treasury regulations) the ADPs of the Eligible Employees by taking into account qualified nonelective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by the Employer, if any such contributions are made. The Advisory Committee may not include qualified nonelective contributions in the ADP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in the ADP test described in this Section
12.04. The Advisory Committee may not include in the ADP test any qualified nonelective contributions or qualified matching contributions under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test.

(B) SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code Section 401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the Code Section 401(k) arrangements have different plan years, the Advisory Committee will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

(C) AGGREGATION OF CERTAIN CODE SECTION 401(K) ARRANGEMENTS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code Section 401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. An aggregation of Code Section 401(k) arrangements under this paragraph does not apply to plans which have different plan years and the Advisory Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

(D)  CHARACTERIZATION  OF EXCESS  CONTRIBUTIONS.  If,  pursuant to this  Section
12.04, the Advisory Committee has elected to include qualified matching contributions in the average ADP, the Advisory Committee will treat excess contributions as attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. If the total amount of a Highly Compensated Employee's excess contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Year, the Advisory Committee will treat the remaining portion of his excess contributions as attributable to qualified nonelective contributions. The Advisory Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as defined in Section 12.03), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

(E) DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Advisory Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Advisory Committee will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Advisory Committee will determine the respective shares of excess contributions as follows:

          STEP 1: The Advisory Committee shall first determine the dollar amount of the reductions which would have to be made to the elective deferrals of each Highly Compensated Employee who is a Participant for the Plan Year in order for the average ADP of the Highly Compensated Group for the Plan Year to satisfy Section 401(k)(3) of the Code. Such amount shall be calculated by first determining the dollar amount by which the deferred contributions of Highly Compensated Employees who have the highest ADPs would have to be reduced until the first to occur of: (i) such Employees' ADPs would equal the ADPs of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest ADPs; or (ii) the average ADP of the Highly Compensated Group, as recalculated after the reductions made under this Step 1, satisfies the requirements of Section 401(k)(3) of the Code and this Section.

          Then, unless the recalculated average ADP of the Highly Compensated Group satisfies Section 401(k)(3) of the Code, the reduction process shall be repeated by determining the amount of reductions which would have to be made to the elective deferrals of the Highly Compensated Employees who, after all prior reductions, would have the highest ADP until the first to occur of: (iii) the ADP, after all prior reductions under this Step 1, of each person in such group would equal the ADP of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest ADP; or (iv) the average ADP of the Highly Compensated Group, after the prior reductions, satisfies the requirements of Code Section 401(k)(3) and this Section. This process is repeated until the average ADP of the Highly Compensated Group, after all reductions, satisfies the requirements of Code
     Section 401(k)(3) and this Section.

          STEP 2: Determine the total dollar amount of reductions to the elective deferrals calculated under Step 1 ("TOTAL EXCESS DEFERRALS").

          STEP 3: Reduce the elective deferrals of the Highly Compensated Employees with the highest dollar amount of elective deferrals by the lesser of the dollar amount which either (i) causes each such Highly Compensated Employee's elective deferrals to equal the dollar amount of the elective deferrals of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest dollar amount of elective deferrals; or (ii) reduces the Highly Compensated Employees' elective deferrals by the Total Excess Deferrals.

          Then, unless the total amount of reductions made to Highly Compensated Employees' elective deferrals under this Step 3 equals the amount of the Total Excess Deferrals, the reduction process shall be repeated by reducing the elective deferrals of the group of Highly Compensated Employees with the highest dollar amount of elective deferrals, after the prior reductions made in this Step 3, by the lesser of the amount which either: (iii) causes such Highly Compensated Employees' elective deferrals after prior reductions made in this Step 3 to equal the dollar amount of the elective deferrals of the Highly Compensated Employees with the next highest dollar amount of elective deferrals; or (iv) causes total reductions to equal the Total Excess Deferrals. This process is repeated with each successive group of Highly Compensated Employees with the highest dollar amount, after the prior reductions, of elective deferrals until the total reductions made under this Step 3 equal the Total Excess Deferrals.

     A Participant's elective deferrals required to be reduced under this Section shall be reduced in the following order: the Participant's unmatched elective deferrals will be reduced first, and then, if necessary, matched elective deferrals. Matching contributions made with respect to elective deferrals so reduced (other than qualified matching contributions treated as elective deferrals for purposes of this Section) shall be forfeited.

(F) ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 12.04, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Advisory Committee: (1) first will determine the net income or net loss for the Plan Year on the Highly Compensated Employee's Accrued Benefit attributable to deferral contributions; and (2) then will multiply this net income or net loss by the following fraction:

        AMOUNT OF THE HIGHLY COMPENSATED EMPLOYEE'S EXCESS CONTRIBUTIONS
        ----------------------------------------------------------------
             Accrued Benefit attributable to deferral contributions

     The Accrued Benefit attributable to deferral contributions includes the Accrued Benefit attributable to qualified matching contributions and qualified nonelective contributions taken into account in the ADP test for the Plan Year or for any prior Plan Year. For purposes of the denominator of the fraction, the Advisory Committee will calculate the Accrued Benefit attributable to deferral contributions as of the last day of the Plan Year (without regard to the net income or net loss for the Plan Year on that Accrued Benefit).

     To calculate allocable income for the "gap period," the Advisory Committee will perform the same calculation as described in the preceding paragraph, except in clause (1) the Advisory Committee will determine, as of the last day of the month preceding the date of distribution, the net income or net loss for the "gap period" and in clause (2) will calculate the Accrued Benefit attributable to deferral contributions as of the day before the distribution. If the Plan does not perform a valuation on the last day of the month preceding the date of distribution, the Advisory Committee, in lieu of the calculation described in this paragraph, will calculate allocable income for each month in the "gap period" as equal to 10% of the allocable income for the Plan Year. Under this alternate calculation, the Advisory Committee will disregard the month in which the distribution occurs, if the Plan makes the distribution no later than the 15th day of that month.

     12.05 CATCH-UP CONTRIBUTIONS. Effective as of January 1, 2002, all Participants who are eligible to make deferral contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to have a portion of such deferral contributions treated as catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of Section
12.01 or Section 12.03, which implements the provisions of Code Section 402(g), nor for purposes of Part 2 of Article III, which implements the provisions of Code Section 415. The Plan shall not be treated as failing to satisfy the requirements of Section 12.04 (implementing the requirements of Code Section 401(k)(3) or Code Section 410(b)) by reason of the making of such catch-up contributions.

     The catch-up  contributions  limit is: (1) for calendar year 2002,  $1,000;
(2) for calendar year 2003, $2,000; (3) for calendar year 2004, $3,000; (4) for calendar year 2005, $4,000; and (5) for calendar year 2006 and thereafter, $5,000 or such increased amount as determined by the Secretary of the Treasury to reflect changes in the cost of living index.

     In no event shall the amount of a Participant's deferral contributions (including catch-up contributions) under the Plan and under any other 401(k) plans maintained by the Employer for the calendar year exceed the Participant's Compensation for such calendar year. In addition, the maximum amount of deferral contributions (including catch-up contributions) shall not exceed the total amount of cash remuneration otherwise payable to such Participant, after giving effect to all applicable deductions and withholdings, including, without limitation, FICA and any other applicable tax withholding (determined after giving effect to the Participant's deferral contribution election), garnishment of wages and any applicable employee premiums or contributions for welfare benefits.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

     13.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Advisory Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

     13.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Advisory Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Advisory Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer must be by its Board of Directors or its designees.

     13.03 FIDUCIARIES NOT INSURERS. The Trustee, the Advisory Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

     13.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

     13.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee and the Advisory Committee and their successors.

     13.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural.

     13.07 STATE LAW. Missouri law will determine all questions arising with respect to the provisions of this Plan except to the extent Federal law supersedes Missouri law.

     13.08 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.


                                  ARTICLE XIV.
             PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY
                                   [RESERVED]


     IN WITNESS WHEREOF, the Employer has executed this Plan in Kansas City, Missouri, this 30th day of May , 2002.
               ----        -----

                                     THE KANSAS CITY SOUTHERN RAILWAY COMPANY



Attest:                              By: /s/ Eric Freestone/TLR
                                        ---------------------------------------
/s/ Tony L. Robertson                               "EMPLOYER"
--------------------------------------

                                                                  EXHIBIT A
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                 UNION                                     DATE OF AGREEMENT

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Transportation Communications International Union

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Brotherhood of Maintenance of Way Employees

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Brotherhood of Railroad Signalmen


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Brotherhood of Railway Carmen

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United Transportation Union

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International Brotherhood of Electrical Workers

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Brotherhood of Locomotive Engineers

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International Association of Machinists and Aerospace
  Workers

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